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                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 12, 1999, except for Note 13, which is as of June 11, 1999 relating to the consolidated financial statements and consolidated financial statement schedules of bamboo.com Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 14, 1999